CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                       HANDEX ENVIRONMENTAL RECOVERY, INC.


                       -----------------------------------
                         Pursuant to Section 242 of the
                        Delaware General Corporation Law
                       -----------------------------------

     The undersigned, Curtis Lee Smith, Jr., being the Chairman of the Board of

Directors, and Gary T. Gann, being the Assistant Secretary of Handex

Environmental Recovery, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

     1.   The name of the Corporation is Handex Environmental Recovery, Inc.

     2.   The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware

General Corporation Law.

     3.   The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the current Article I and replacing it with the following:

          "The name of the Corporation is Handex Corporation."

     IN WITNESS WHEREOF, the undersigned, being the duly elected and acting

Chairman of the Board of Directors and Assistant Secretary, respectively, have hereunto subscribed their names to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 9th day of

May, 1995.



                                        /s/ Curtis Lee Smith, Jr.
                                     ------------------------------
                                     Curtis Lee Smith, Jr.,
                                     Chairman



                                        /s/ Gary T. Gann
                                     ------------------------------
                                     Gary T. Gann
                                     Assistant Secretary

370/18746GQA.317